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                                                                     EXHIBIT 4.0


                       VIDEO NETWORK COMMUNICATIONS, INC.

                                AGENCY AGREEMENT



                                                    As of ______ __, 2000



EarlyBirdCapital, Inc.
One State Street Plaza
24th Floor
New York, New York 10004

Ladies and Gentlemen:

         Video Network Communications, Inc., a Delaware corporation ("Company"), proposes to offer for sale ("Offering") 1,760,000 Units ("Units") at a purchase price of $1.50 per Unit, each Unit consisting of (i) one share ("Share(s)") of the Company's common stock ("Common Stock") and (ii) one warrant ("Warrant(s)"). The Warrants shall be identical to the Warrants of the Company currently trading on Nasdaq under the symbol "VNCIW" and the Company's Warrant agreement with Continental Stock Transfer & Trust Company shall be amended at the Closing (as hereinafter defined) to include the Warrants issued in the Offering (such warrant agreement, as amended, is hereinafter referred to as the "Warrant Agreement"). Notwithstanding the foregoing, (i) each investor in the Offering ("Subscriber") will agree that the Warrants sold in this Offering may not be exercised until the six-month anniversary of the closing of the Offering ("Closing"); and (ii) the Company will agree not to redeem the Warrants (even if the conditions to redemption set forth in the Warrant Agreement have been satisfied) until (a) the six-month anniversary of the Closing and (b) the Warrants and the shares of Common Stock included in the Units and underlying the Warrants are then the subject of an effective registration statement filed with the Securities and Exchange Commission ("Commission").

         The Units will be offered on a "best efforts, all or none" basis in accordance with Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"), and Regulation D ("Reg D") promulgated thereunder, only to "accredited investors," as defined in Reg D. The minimum subscription amount will be $37,500 (25,000 Units), although subscriptions for amounts less than $37,500 may be accepted at the discretion of the Placement Agent (as hereinafter defined) with the Company's consent.

         The Units, Shares and Warrants have the terms and conditions reflected in the Company's Confidential Private Placement Memorandum dated ______ __, 2000 to be delivered to each purchaser of the Units ("Memorandum"). The Memorandum, together with all exhibits thereto, will be referred to herein as the "Offering Documents."

1.       Appointment of Placement Agent; The Offering Period.

         1.1 Appointment of Placement Agent. EarlyBirdCapital, Inc. ("EBC" or "Placement Agent") is hereby appointed exclusive Placement Agent of the Company during the offering period herein specified ("Offering Period") for the purpose of assisting the Company in placing the Units with purchasers who are qualified accredited investors ("Subscribers"). The Placement Agent hereby accepts such agency and agrees to assist the Company in placing the Units with the Subscribers. The Placement Agent's agency hereunder is not terminable by the Company except upon


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termination of the Offering, a breach by the Placement Agent of its material obligations hereunder or as otherwise provided in Section 7 hereon.

         1.2 Offering Period. The Offering Period shall commence on the day the Offering Documents, in a form ready for distribution to prospective investors, are first made available to the Placement Agent by the Company and shall continue for a period of 45 days thereafter; provided, however, that the Offering Period may be extended for up to an additional period of forty-five
(45) days by the mutual decision of the Placement Agent and the Company without notice to any Subscriber (the last day of the Offering Period, as it may be extended, is referred to as the "Termination Date"). If, at any time during the Offering Period, subscriptions for 1,760,000 of the Units have been received and accepted by you and the Company (and funds in payment therefor have cleared), then, upon the mutual consent of the Company and the Placement Agent, the Closing shall take place with respect to such accepted subscriptions and the Offering shall terminate. If subscriptions for at least 1,760,000 of the Units are not received and accepted (and funds in payment therefor cleared) by the Termination Date, then the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction.

         1.3 Placement Agent's Option. The Company hereby agrees to issue and sell to the Placement Agent (and/or its designees) at the Closing, for an aggregate purchase price of $100.00, an option ("Placement Agent's Option") to purchase 264,000 Units at a price per Unit equal to the greater of (i) $1.625 or
(ii) $0.125 above the closing sales price of a share of the Company's Common Stock on the last trading day prior to the Closing ("Placement Agent's Units" and together with the securities underlying the Placement Agent's Units, "Placement Agent Securities"). The Placement Agent's Option shall entitle the holder thereof to purchase securities that are identical to the securities sold pursuant to the Offering. The Placement Agent's Option is exercisable for a period of 54 months commencing on the six month anniversary of the Closing. The Placement Agent's Option shall contain registration rights with respect to the Placement Agent Option and securities underlying the Placement Agent's Option identical to the registration rights granted to the Subscribers in the Offering. The form of Placement Agent's Option is annexed as Exhibit A hereto.

         1.4 Offering Documents. The Company will provide the Placement Agent with a sufficient number of copies of the Offering Documents, including the form of Subscription Agreement/ Investor Information Statement ("Subscription Agreement") and NASD Questionnaire to be executed by each Subscriber for delivery to potential Subscribers and such other information, documents and instruments that the Placement Agent deems reasonably necessary to act as Placement Agent hereunder and to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with applicable state and federal statutes related to the Offering.

         1.5 Escrow of Funds. Each Subscriber for the Units shall tender to the Placement Agent a check or wire transfer to "CST&T AAF -- VNCI" ("Account") in the amount of the investment subscribed for, which funds shall be held in a non-interest bearing escrow account, maintained by Continental Stock Transfer & Trust Company, as escrow agent.

         1.6 No Firm Commitment. The Company understands and acknowledges that the undertaking by the Placement Agent pursuant to this Agreement is not a "firm commitment" offering and that the Placement Agent is not obligated in any way to purchase or sell the Units offered hereby.

         1.7 Participation by Selected Dealers. The Placement Agent may engage other persons that are members of the National Association of Securities Dealers, Inc. ("NASD") or registered representatives of such members to assist the Placement Agent in the Offering (each such person being hereinafter referred to as a "Selected Dealer") and the Placement Agent may allow such persons such part of the compensation and payment of expenses payable to the Placement Agent hereunder as the Placement Agent shall determine.

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2.       Representations and Warranties of the Company. The Company hereby represents and warrants to the Placement Agent and the Selected Dealers upon the execution of this Agreement and again at each Closing as follows:

         2.1 Due Incorporation and Qualification. The Company has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, assets, financial condition or prospects of the Company ("Material Adverse Effect"). The Company has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as described in the Offering Documents.

         2.2 Authorized Capital; Outstanding Securities. As of the date hereof, the Company's capitalization, consisting of its authorized, issued and outstanding shares of common stock, par value $.01 per share ("Common Stock") and convertible securities (including all options and warrants), is as described on SCHEDULE 2.2 attached hereto. Except as set forth on SCHEDULE 2.2, the Company does not have outstanding any option, warrant, convertible security, or other right permitting or requiring it to issue, or otherwise to purchase or convert any obligation into, shares of Common Stock or other securities of the Company and the Company has not agreed to issue or sell any shares of Common Stock or other securities of the Company. As of the date of Closing, there will be no other securities of the Company outstanding, except for (i) the securities issued in the Offering, (ii) stock options granted to employees since the date hereof in the ordinary course with exercise prices no less than fair market value on the date of grant, and (iii) additional Common Stock issued upon conversion or exercise of such outstanding options, warrants and convertible securities. All of the issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. None of the holders of such outstanding securities is subject to personal liability solely by reason of being such a holder. The offers and sales of all securities of the Company within the last three years were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or exempt from such registration.

         2.3 Registration Rights. Except as set forth on SCHEDULE 2.3, no holder of any of the Company's securities has any "piggyback" or demand registration rights with respect to which the Company has not already registered such securities. The Company represents that other than the securities to be issued to the Subscribers in the Offering, fewer than 263,145 shares of Common Stock have rights to be included on the Registration Statement which the Company covenants to file with the SEC and NASD to register the securities sold in the Offering ("Registration Statement"). The Company has reserved for issuance a sufficient number of shares of Common Stock to be issued to the Subscribers upon the issuance of the Units, the exercise of the Warrants, upon the exercise of the Placement Agent's Option, the exercise of the Warrants underlying the Placement Agent's Option and upon the exercise of any Extra Warrants (as hereinafter defined).

         2.4 Financial Statements. The financial statements of the Company, including the notes thereto, included in the Offering Documents ("Financials") fairly present, in all material respects, the financial position and results of operations of the Company at the dates thereof and for the periods covered thereby, subject, in the case of interim periods, to year-end adjustments and normal recurring accruals and to the extent that such Financials may not include footnotes. Such Financials have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved except as may otherwise be stated therein and except that the notes in the interim financial statements may be abbreviated and do not contain all of the information in the notes to the audited financial statements. The Company has no material liabilities or obligations, contingent, direct, indirect or otherwise except (i) as set forth in the latest balance sheet included in the Financials or the footnotes thereto (the date of such balance sheet being referred to as the


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"Balance Sheet Date"), and (ii) those incurred in the ordinary course of business since the Balance Sheet Date. The financial data set forth in the Memorandum under the captions "Recent Summary Financial Data" and "Capitalization" fairly present in all material respects the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements contained in the Offering Documents. Except as may be disclosed in the Financials, there are no amounts due to any officers, directors or 5% or greater stockholders of the Company, or to any of their respective affiliates, other than salary and other compensation disclosed in the Offering Documents and expense reimbursements.

         2.5      No Material Adverse Changes. Except as otherwise stated on
SCHEDULE 2.5 hereof, since the Balance Sheet Date, there has not been any material adverse change in the condition, financial or otherwise, of the Company.

         2.6 Subsidiaries. The Company has no subsidiaries and has no interest in shares of capital stock of or right to acquire an interest in or shares of capital stock of any other corporation, limited liability company, partnership or other entity.

         2.7 Taxes. The Company has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes that have become due pursuant to such returns or claimed to be due by any taxing authority; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it is contesting in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. The Company has withheld, collected and paid all levies, assessments, license fees and taxes to the extent required. As used herein, "tax" or "taxes" include all taxes, charges, fees, levies or other assessments imposed by any Federal, state, local, or foreign taxing authority, including, without limitation, income, premium, recapture, credit, excise, property, sales, use, occupation, service, service use, leasing, leasing use, value added, transfer, payroll, employment, license, stamp, franchise or similar taxes (including any interest earned thereon or penalties or additions attributable thereto).

         2.8 Finder's Fees; Other Broker/Dealers. The Company is not obligated to pay a finder's fee to anyone in connection with the introduction of the Company to the Placement Agent or the consummation of the Offering contemplated hereunder. Since June 1999, the Company has not paid or issued any monies, securities or other compensation to any member of the NASD or to any affiliate or associate of such a member, or to any other person in consideration for such person raising funds for the Company or providing financial consulting services to the Company, except as set forth on SCHEDULE 2.8. The Company does not owe any monies or other obligations to any NASD member, affiliate or associate other than as may be owed to the Placement Agent under this Agreement.

         2.9 No Pending Actions. There are no actions, suits, proceedings, claims or hearings of any kind or nature existing or pending or, to the best knowledge of the Company, threatened and, to the best knowledge of the Company, no investigations or inquiries, before or by any court, or other governmental authority, tribunal or instrumentality (or, to the Company's best knowledge, any state of facts that would give rise thereto), pending or threatened against the Company, or involving the properties of the Company, that, as to any matter covered by this Section 2.9, are reasonably likely to result in any Material Adverse Effect or that might adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.

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         2.10     Private Offering Exemption; Offering Documents. The Offering
Documents taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Units, Shares, Warrants and "Extra Warrants" (as defined in the Subscription Agreement and the Placement Agent's Option) ("Extra Warrants"), if any, and the Placement Agent's Option, conform in all material respects to the descriptions thereof contained in the Offering Documents. Assuming that (i) a proper Form D is filed in accordance with Rule 503 of Reg D, (ii) the offer and the sale of the Units by the Placement Agent was made in compliance with Rule 502(c) of Reg D and/or Section 4(2) of the Securities Act, and (iii) the representations of the Subscribers in the Subscription Agreements signed by them are true and correct (which facts will not be independently verified by the Company), the sale of Units in the Offering is exempt from registration under the Securities Act and is in compliance with Reg D.

         2.11 Due Authorization. The Company has full right, power and authority to enter into this Agreement, the Subscription Agreements, the Warrants, Extra Warrants, if any, and the Placement Agent's Option, to issue the Units, Shares, Warrants, Extra Warrants, if any, the Placement Agent's Option and the Placement Agent Securities and to perform all of its obligations hereunder and thereunder. This Agreement has been, and the Subscription Agreements, Warrants, Extra Warrants, if any, and the Placement Agent's Option, when executed and delivered, will have been, duly authorized by all necessary corporate action and no further corporate action or approval is or will be required for their respective execution, delivery and performance. This Agreement constitutes, and the Subscription Agreements, Warrants, Extra Warrants, if any, and the Placement Agent's Option, upon execution and delivery will constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by the federal and state securities laws and public policy.

         2.12 Non-Contravention; Consents. The Company's execution and delivery of this Agreement, the Subscription Agreements, the Warrants, Extra Warrants, if any, and the Placement Agent's Option, and the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein and therein will not (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, except where such breach, conflict, default, creation, modification, termination or imposition, singly or in the aggregate, would not have a Material Adverse Effect; (ii) result in any violation of the provisions of the Fourth Amended and Restated Certificate of Incorporation of the Company as currently in effect ("Certificate of Incorporation") or the bylaws of the Company as currently in effect ("Bylaws"); (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business (collectively, "Laws"), except where such violation(s) would not, singly or in the aggregate, result in a Material Adverse Effect; or (iv) have any effect on any permit, certification, registration, approval, consent, license or franchise (collectively, "Permits") necessary for the Company to own or lease and operate any of its properties or to conduct its business, except for such effects as would not, singly or in the aggregate, have a Material Adverse Effect. No consent, Permit, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement, the Subscription Agreements, Warrants, Extra Warrants, if any, and the Placement Agent's Option,

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and the issuance of the Shares, Warrants, Extra Warrants, if any, and the
Placement Agent Securities, except that the offer and sale of such securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions.

         2.13 Valid Issuances. The Warrants included in the Units and underlying the Placement Agent's Option and the Extra Warrants, if any, when issued and delivered in accordance with the terms of the Subscription Agreement, the Placement Agent's Option and this Agreement, will be duly and validly issued. The Shares included in the Units and underlying the Placement Agent's Option and underlying the Warrants and Extra Warrants, if any, have been duly and validly authorized and, when issued and delivered in accordance with the terms of this Agreement, Warrants, Extra Warrants and the Placement Agent's Option will be duly and validly issued, fully paid and non-assessable. The holders of the Shares will not be subject to personal liability by reason of being such holders and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

         2.14     No Right to Receive or Purchase. Except as set forth on
SCHEDULE 2.14 hereof, the issuance of the Units or underlying Shares and Warrants in the Offering and upon exercise of the Placement Agent's Option or exercise of the Warrants will not give any holder of any of the Company's outstanding shares of Common Stock, options, warrants or other convertible securities or rights to purchase securities of the Company (i) the right to receive or purchase any additional shares of Common Stock or any other securities of the Company, or (ii) the right to receive or purchase any securities at a price below $15.00 per share of Common Stock.

         2.15 No Regulatory Problems. The Company (i) has not filed a registration statement that is the subject of any pending proceeding or examination under Section 8 of the Securities Act, and is not and has not been the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or any order, judgment, or decree of any court of competent jurisdiction permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. To the Company's knowledge, none of the Company's directors, officers, or beneficial owners of 10 percent or more of any class of its equity securities
(i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment or decree of any court of competent jurisdiction permanently enjoining or restraining, such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to
Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

         2.16 Material Contracts; No Defaults. The exhibit index set forth in the Company's annual report on Form 10-K for the year ended December 31, 1999 ("Form 10-K"), as it may have been updated with subsequent filings by the Company with the SEC, contains a true and complete list of all material contracts, agreements, instruments, indentures, mortgages, loans, leases, licenses, arrangements or undertakings of any nature, of the Company that are required to be filed with the Commission (collectively, "Contracts"). Except in instances which singly or in the aggregate would not cause a Material Adverse Effect and as set forth on SCHEDULE 2.16, each of the Contracts is in full force and effect, the Company has performed in all material respects all of its obligations thereunder and is not in default thereunder, and no party to a Contract has made a claim to the effect that the Company has failed to perform any obligations thereunder. To the knowledge of the Company, there is no plan, intention, or indication of any contracting party to a Contract to cause termination, cancellation or modification of such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect in any material respect the benefits derived or expected to be derived therefrom by the Company, except where such termination, cancellation or modification of such Contract or reduction or other change would not have a Material Adverse Effect. The Company does not know of the occurrence of any event or the existence of any state of facts that with notice or the passage of time or both could cause it to be in default under any Contract which could result in a Material Adverse Effect. The Company is not in violation of any term or provision of (i) its Certificate of Incorporation or Bylaws or (ii) any Permit, or applicable Law, except, in the case of (ii), where such violation, singly or in the aggregate, would not have a Material Adverse Effect.

         2.17 Conduct of Business; Compliance with Law. The Company has all requisite corporate power and authority, and has all necessary Permits, to own or lease its properties and conduct its business as described in the Offering Documents, except where the failure to have such Permits would not have a Material Adverse Effect. The Company has been operating its business in compliance with all such Permits, except where such noncompliance would not have a Material Adverse Effect. The disclosures in the Offering Documents concerning the effects of federal, state and local regulation on the Company's business as currently conducted and contemplated are correct in all material respects and do not omit to state a material fact. The Company is in compliance with all Laws except where noncompliance, singly or in the aggregate, would not have a Material Adverse Effect.

         2.18 Title to Property; Insurance. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, except (a) as reflected in the Financials and (b) such as would not, singly or in the aggregate, have a Material Adverse Effect. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains such insurance in adequate amounts.

         2.19 Intangibles. The Company owns, licenses or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents, patent applications, and copyrights used and to be used by the Company in its business (collectively, "Intangibles"). All of the Company's Intangibles are set forth on SCHEDULE 2.19 hereto. The Intangibles that have been registered in the United States Patent and Trademark Office and the United States Copyright Office and have been fully maintained and are in full force and effect. There is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened and the Company has not received any notice of conflict with, the asserted rights of others that challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company's business except in instances which would not cause a Material Adverse Effect. To the best of the Company's knowledge, the Intangibles and the Company's products, services and processes do not infringe on any intangibles held by any third party. To the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company, except in instances which would not cause a Material Adverse Effect. The Company has in place all confidentiality agreements with its employees, consultants and third parties as are reasonably necessary to protect the Company's Intangibles.

         2.20 Employee Matters. The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto, except where noncompliance, singly or in the aggregate, would not have a Material Adverse Effect. There are no pending investigations involving the Company by any government Department of Labor or any other governmental agency responsible for the enforcement of employment laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before a Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the best of the Company's knowledge, threatened against or involving the Company or any predecessor entity and none has ever occurred. No questions concerning representation exist respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any. The Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, other than payments, singly or in the aggregate, that would not have a Material Adverse Effect.

         Other than as set forth in the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute to, and has at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. If the Company does maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), that could subject the Company to any tax penalty for prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi-employer plan."

         2.21 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the properties or business of, the Company that might, if determined adversely, have a Material Adverse Effect, or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject, except as set forth on SCHEDULE 2.2 or such as would not singly or in the aggregate, have a Material Adverse Effect.

         2.22 Use of Proceeds. Except as set forth on SCHEDULE 2.22, or as specifically authorized herein, none of the net proceeds of the Offering will be paid by the Company (i) to any NASD member or any affiliate or associate of any NASD member, (ii) for any debt for borrowed funds or (iii) for any debt or obligation owed to any Insider (as hereinafter defined).

         2.23     Insiders' NASD Affiliation. Except as set forth on
SCHEDULE 2.23, to the Company's knowledge, no officer or director of the Company or owner of any of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Placement Agent and the NASD if it becomes aware that any officer, director or stockholder of the Company is or becomes an affiliate or associated person of an NASD member participating in the Offering.

         2.24 No Nasdaq Notice. The Company has not received any correspondence from Nasdaq regarding delisting the Company's Common Stock from Nasdaq or any other correspondence which could have a Material Adverse Effect on the Company.

         2.25 Exchange Act Reports. The Company is subject to the reporting requirements of the Securities Act and Exchange Act and has timely filed all reports and statements required under the Securities Act and Exchange Act on a timely basis, and each report and statement was true and complete in all material respects when filed and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         2.26 Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3. Representations, Warranties and Certain Covenants of the Placement Agent and Selected Dealers. The Placement Agent and each Selected Dealer that the Placement Agent may from time to time appoint, severally represents and warrants as follows:

         3.1 Due Incorporation. The Placement Agent is validly existing and is in good standing under the laws of its state of incorporation.

         3.2 Broker/Dealer Registration. Such Placement Agent or Selected Dealer is registered as a broker-dealer under Section 15 of the Exchange Act.

         3.3 Good Standing. Such Placement Agent or Selected Dealer is a member in good standing of the NASD.

         3.4 Sale In Certain Jurisdictions. Sales of Units by the Placement Agent or Selected Dealer will be made only in such jurisdictions in which (i) the Placement Agent or its Selected Dealer is a registered broker-dealer or where an applicable exemption from such registration exists and (ii) the offering and sale of the Units is registered under, or is exempt from, applicable registration requirements.

         3.5 Due Authorization. The Placement Agent has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

         3.6 Compliance with Laws. Offers and sales of the Units by the Placement Agent or Selected Dealer will be made in compliance with the provisions of Rule 502(c) of Reg D and Section 4(2) of the Securities Act, and the Placement Agent or Selected Dealer will furnish to each investor a copy of the Offering Documents prior to accepting any payments for the Units.

4.       Closing.

         4.1 Closing. The Closing shall take place at the offices of Graubard Mollen & Miller ("GM&M"), 600 Third Avenue, New York, New York or such other location as may be agreed upon by the parties at any time prior to the Termination Date and after the sale of 1,760,000 Units and the clearance of the funds representing the sale of such Units, upon the mutual consent of the Company and the Placement Agent. At the Closing, payment for the Units issued and sold by the Company (by certified check or wire transfer payable to the order of the Company), less the amount deductible by the Placement Agent pursuant to Section 4.4 hereof, shall be made against delivery of certificates representing Shares and Warrants comprising the Units.

         4.2 Deliveries at Closing. At the Closing, and as a condition to the Closing, the Company shall deliver or cause to be delivered to the Placement
Agent:

                  4.2.1 Opinion of Counsel. The opinion of Shaw Pittman, counsel to the company, dated as of the date of the Closing to the effect that:

                           (1)      The Company is a corporation validly
existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing in the State of New Hampshire.

                           (2)      The Company has all corporate power and
authority to enter into this Agreement, the Placement Agent's Option, the Subscription Agreements and the Warrant Agreement (as hereinafter defined) and to carry out its obligations hereunder and thereunder. No consents, approvals, authorizations or orders of, and no filings with, any court or governmental agency or body, are required for the Company to execute, deliver and perform its obligations under this Agreement, or to authorize, issue, sell and deliver the Securities, and to consummate the transactions and agreements contemplated by this Agreement, the Placement Agent's Option, the Subscription Agreements and the Warrant Agreement, except for those authorizations, approvals, consents, orders and filings as have been made or obtained and are in full force and effect and except for such authorizations, approvals, consents, orders and filings under the Act and the Blue Sky laws of any state or jurisdiction in the United States in which the Securities may be offered, as to which we express no opinion.

                           (3)      All issued and outstanding shares of Common
Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The authorized, issued and outstanding capital stock of the Company is as set forth on SCHEDULE 2.2 to the Agency Agreement. The Company has no options, warrants or other convertible securities outstanding other than as set forth on SCHEDULE 2.2 annexed to the Agency Agreement. To such counsel's knowledge, all of the issued and outstanding securities were issued in compliance with the registration requirements of the Securities Act and the rules and regulations promulgated thereunder or pursuant to an exemption from such registration requirements. To the knowledge of such counsel, all issued and outstanding securities of the Company, other then options for which no payment was required, have been duly authorized and validly issued and are fully paid and non-assessable. None of the holders of the Common Stock are subject to personal liability under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware solely by reason of being such a holder. None of the issued and outstanding shares of Common Stock were issued in violation of statutory preemptive rights of any holders of such securities of the Company or, to such counsel's knowledge, were issued in violation of similar contractual rights granted by the Company. All of the issued and outstanding options and warrants to purchase shares of Common Stock were validly authorized by the Board of Directors and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                           (4)      The Units, Shares, Warrants, Extra Warrants
(as hereinafter defined), Shares underlying the Warrants and Extra Warrants and the Placement Agent Securities (collectively referred to hereinafter as the "Securities") have been duly authorized for issuance and sale by the Company by all requisite corporate action by the Company. When issued and delivered by the Company in accordance with the terms of the Agency Agreement, the Placement Agent's Option and the Subscription Agreements, against payment of the consideration set forth herein, the Securities will be duly and validly issued, fully paid and non-assessable. The holders of the Securities will not be subject to personal liability under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware solely by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or, to the best of such counsel's knowledge after due inquiry, similar contractual rights granted by the Company. The forms of certificate used to evidence the Common Stock, Warrants, Extra Warrants, if any, and Placement Agent Securities comply with the applicable requirements of the Certificate of Incorporation and Bylaws of the Company and the General Corporation Law of the State of Delaware. The Company has currently reserved for issuance a number of shares of Common Stock sufficient for issuance of all of the shares of Common Stock issuable upon exercise or conversion of the Securities.

                           (5)      To the best of such counsel's knowledge,
after due inquiry, except as set forth on SCHEDULE 2.3 to the Agency Agreement, no holders of any securities of the Company or of any options, warrants or other securities of the Company exercisable for or convertible or exchangeable into securities of the Company (i) have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement filed by the Company, or (ii) have rights to have the exercise or conversion prices of their securities lowered and/or the number of securities that they may purchase increased as a result of the issuance by the Company of securities for a price less than such exercise or conversion price or for a price less than $15.00 per share of Common Stock. To the best of such counsel's knowledge, other than the Securities to be issued to Subscribers in the Offering, fewer than 263,145 shares of Common Stock have rights to be included on the Registration Statement.

                           (6)      Assuming that (a) a proper Form D is filed
in accordance with Rule 503 of Reg D, (b) that the offer and the sale of the Securities by the Placement Agent was made in compliance with Rule 502(c) of Reg D and (c) that the representations of the Subscribers in the Subscription Agreements signed by them are true and correct (which facts will not be independently verified by such counsel), the sale by the Company of the Securities in the Offering is exempt from registration under the Securities Act and is in compliance with Reg D.

                           (7)      This Agreement, the Subscription Agreements,
the Placement Agent's Option and the Warrant Agreement have each been duly and validly authorized and, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to, in each case: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, (ii) the fact that the indemnification and contribution provisions set forth in this Agreement, the Placement Agent's Option and the Warrant Agreement may be limited under federal and applicable state securities laws and by public policy, and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (8)      The execution, delivery and performance by
the Company of the Agency Agreement, the Placement Agent's Option and the Warrant Agreement, the issuance and sale of the Securities, the performance by the Company of its obligations hereunder and thereunder (other than the performance by the Company of its obligations under the indemnification and contribution provisions of this Agreement, the Placement Agent's Option and the Warrant Agreement, as to which no opinion need be rendered), do not and will not, (a) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company, (b) to such counsel's knowledge, will not constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contracts, agreements, instruments, leases or licenses of the Company, or (c) to such counsel's knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company (other than the Blue Sky or securities laws or regulations of the various states, as to which counsel need not express any opinion).

                           (9)      The statements in the Offering Documents
have been reviewed by such counsel and, insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                           (10)     To such counsel's knowledge, the Company is
not (i) in violation of its Certificate of Incorporation or Bylaws or any law applicable to the Company, or any administrative regulation or administrative or court decree known to such counsel and applicable to the Company, or (ii) except as described in the Memorandum, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contracts, agreements, instruments, leases and licenses to which the Company is a party or by which the Company or any of its properties or assets may be bound, except in each such case for such violations or defaults as would not, singly or in the aggregate, result in a Material Adverse Effect.

                           (11)     To such counsel's knowledge, there are no
claims, actions, suits, hearings, investigations, inquiries or proceedings of any kind or nature, before or by any court, governmental authority, tribunal or instrumentality pending or threatened against or affecting the Company or involving any of its property might reasonably be expected to have a Material Adverse Effect, or which might adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.

                           (12)     To such counsel's knowledge, the Company
owns or possesses the licenses, trademarks, copyrights, service marks, service names and trade names set forth on SCHEDULE 2.19 to the Agency Agreement. To the best of such counsel's knowledge, there is no claim or action by any person pertaining to, or proceeding, pending or threatened that challenges the rights of the Company with respect to any of the Intangibles. The Intangibles that have been registered in the United States Patent and Trademark Office and United States Copyright Office are in full force and effect.

         Counsel to the Company will also deliver the following statement to the Placement Agent with the foregoing opinion: On the basis of such counsel's participation, as counsel to the Company, with representatives of the Company in preparation of the Offering Documents and such counsel's participation with representatives of the Company and the Placement Agent at meetings in which the contents of the Offering Documents and related matters were discussed and the examination by such counsel of such corporate records, statutes, documents and questions of law as such counsel deemed necessary, but without independent verification by such counsel of the accuracy, completeness and fairness of the statements contained in the Offering Documents except as specifically set forth in such counsel's opinion, and without commenting as to the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein, nothing has come to such counsel's attention that would lead such counsel to believe that the Offering Documents (except for the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no statement need be rendered), as of its date and as of the date of Closing, contained or contains any untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4.2.2 Officers' Certificate. A certificate of the Company, signed by two executive officers thereof, stating (a) that the representations and warranties contained in Section 2 hereof are true and accurate at the Closing as applied to the Company with the same effect as though expressly made at the Closing, and (b) that the Company has complied with all covenants and agreements required to be complied with as of the Closing.

         4.2.3 Subscription Agreements. Subscription Agreements signed by the Company and each of the Subscribers.

         4.2.4 Certificates. The certificates representing the Shares and the Warrants.

         4.2.5 Placement Agent's Option. The Placement Agent's Option in the names and denominations designated by the Placement Agent.

         4.2.6    Lock-Up Agreements. The Lock-Up Agreements referred to in
Section 5.8 hereof executed by all officers or directors of the Company other than Steven A. Rogers (collectively, the "Insiders"). The Company shall also have obtained a "lock-up" or other arrangements with Steven A. Rogers which is satisfactory to the Placement Agent.

         4.2.7    Waivers. [WAIVER OF ANTI-DILUTION RIGHTS, REGISTRATION
RIGHTS].


         4.2.8 Nasdaq Additional Listing. The Company shall have filed an additional listing application with Nasdaq regarding the Shares and Warrants underlying the Units and the Placement Agent's Option, the Extra Warrants, if any, and the Shares underlying all of the foregoing.

         4.2.9 Other Documents. Such other closing documents as shall be reasonably requested by the Placement Agent or its counsel.

    4.3      Conditions.

         4.3.1 Conditions to the Placement Agent's Obligations. The obligations of the Placement Agent under this Agreement shall be subject to the following conditions:

                           (1)      All representations and warranties of the
Company set forth in this Agreement shall be true and accurate as of the Closing with the same effect as though expressly made at the Closing;

                           (2)      The Company has complied with all covenants
and agreements required to be complied with as of the date of the Closing;

                           (3)      The Company has obtained all consents of
third parties required to be obtained in connection with this Offering;

                           (4)      There shall be no action, lawsuit,
administrative or other proceeding pending or threatened that seeks to enjoin the transactions contemplated by this Agreement;

                           (5)      The Company's Warrant Agreement with its
warrant agent shall have been amended to include the Warrants and Extra Warrants, if any, included in the Units and Placement Agent's Option (as amended, hereinafter referred to as the "Warrant Agreement");

                           (6)      The Company shall have entered into a
repayment arrangement with each of Sanmina and Shaw Pittman which is reasonably satisfactory to the Placement Agent and shall have restructured its trade payables in a manner reasonably satisfactory to the Placement Agent; and

                           (7)      The Company shall have entered into a
lock-up agreement or other arrangement with Steve A. Rogers, in a form reasonably satisfactory to the Placement Agent, with respect to the disposition of his securities.

                           (8)      The Nasdaq additional listing application
referenced in subsection 4.2.8 above shall have been filed with Nasdaq as certified by an officer of the Company and Nasdaq shall not have issued any comment letter with respect thereto.

         4.3.2 Conditions to Company's Obligations. The obligations of the Company under this Agreement shall be subject to the conditions that:

                           (1)      The representations and warranties of the
Placement Agent set forth in this Agreement are true and accurate as of the Closing with the same effect as though expressly made at the Closing;

                           (2)      The Placement Agent has complied with all
covenants and agreements required to be complied with as of the Closing; and

                           (3)      There shall be no action, lawsuit,
administrative or other proceeding pending or threatened that seeks to enjoin the transactions contemplated by this Agreement.


    4.4 Placement Agent's Fees and Expenses. At Closing, the Company hall pay to the Placement Agent a cash commission equal to 8% of the gross proceeds of the sale of the Units, a nonaccountable expense allowance equal to 2% of the gross proceeds of the sale of the Units less the $25,000 deposit paid by the Company upon the execution of the Letter of Intent dated July 26, 2000. At the Closing, the Company also shall reimburse the Placement Agent for the expenses described in Section 5.3 hereof. All the foregoing amounts and any other expenses to be paid pursuant to Section 5.3 are payable at the Placement Agent's direction directly to the parties who are owed same by deduction from the aggregate purchase price of the Units sold.

    4.5      Issuance of Placement Agent's Option. At the Closing, the
Company shall issue to the Placement Agent and/or its designees for an aggregate of $100, the Placement Agent's Option.

5.       Covenants.  The Company covenants and agrees that:

    5.1 Amendments to Offering Documents. Until the Offering has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company or any affiliate, or the proposed operations of the Company as described in the Offering Documents, as a result of which it is necessary, in the reasonable opinion of counsel for the Company or counsel for the Placement Agent, to amend or supplement the Offering Documents in order that the Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall immediately prepare and furnish to the Placement Agent a reasonable number of copies of an appropriate amendment of or supplement to the Offering Documents, in form and substance satisfactory to counsel for the Placement Agent.

    5.2 Use of Proceeds. The proceeds of the Offering will be used for such purposes as described in the Memorandum and no proceeds will be used to pay
(i) any debt for borrowed funds, (ii) any debt or obligation owed to any Insider or (iii) any NASD member or any affiliate or associate of any NASD member, without the Placement Agent's prior written consent, which consent will not be unreasonably withheld with respect to the repayment of debt owed to Sanmina or Shaw Pittman.

         5.3 Expenses of Offering and Other Expenses. The Company shall be responsible for, and shall pay, all fees, disbursements and expenses incurred in connection with the Offering, including, but not limited to, the costs of conducting an "Internet roadshow" and posting the Memorandum on the Placement Agent's and other websites, the costs of one Internet interview for the first quarter after the Offering (including a video broadcast), the Company's legal and accounting fees and disbursements, the costs of preparing, printing, mailing and delivering, and filing, where necessary, the Offering Documents and all amendments and supplements thereto (all in such quantities as the Placement Agent may reasonably require), preparing and printing the certificates for the Shares and Warrants, and Extra Warrants, if any, preparation of transaction "bibles" in such reasonable quantities as requested by the Placement Agent, the reasonable costs of any "due diligence" meetings held by the Company, filing fees, costs and expenses as incurred (including fees and disbursements of Graubard Mollen & Miller, blue sky counsel as provided in Section 5.4) incurred in qualifying the Offering under the "blue sky" laws of the states reasonably specified by the Placement Agent, the substantiated costs of (up to $10,000) "tombstone" and other advertisements in various publications selected by the Placement Agent, as well as transfer taxes, transfer and warrant agent and registrar fees. The Company shall also prepay an on-account retainer to Placement Agent's counsel of $10,000 for legal fees (ultimately, no more than $15,000) in connection with their engagement as special counsel for the Investors under the Subscription Agreement in connection with the preparation of the Registration Statement provided for therein, which amount shall be an "on-account" retainer from which any amounts in excess of actual time (at regular hourly rates) and disbursements expended shall be refunded to the Company.

         5.4 Blue Sky Requirements. The Company shall "Blue Sky" the Offering in such states as the Placement Agent shall reasonably request and shall pay for all blue sky filing fees and costs and expenses of any necessary blue sky registration or qualification or notice filings associated with an exemption from registration or qualification, including the fees and disbursements of counsel. All blue sky work shall be undertaken by counsel designated by the Placement Agent. Upon the commencement of blue sky filings (which shall be at or prior to the Commencement Date), the Company shall pay $2,500 to such counsel for such professional services (plus the filing fees to be paid to the various states), with the balance due for professional services of $2,500, plus counsel's other out-of-pocket disbursements, due at the Closing.

         5.5 Board of Directors. For a period of three years from the Effective Date, the Company will use its best efforts to cause one person designated by the Placement Agent to be elected to the Board of Directors of the Company. Such best efforts shall include but are not limited to the immediate expansion of the Board of Directors by the Directors and the appointment by the Board of Directors of the Placement Agent designee to the Board of Directors and, thereafter, the recommendation of the Placement Agent designee as a nominee for election as a director of the Company at each annual meeting of stockholders of the Company during such three year period at which such designee is subject to election or re-election. Alternatively, the Placement Agent shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. Such designee or representative, as the case may be, shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation. The Company agrees to give the Placement Agent written notice of each such meeting and to provide the Placement Agent with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors. To the extent permitted by law, the Company will agree to indemnify the Placement Agent and its designee for the actions of such designee as a director of the Company. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it will, if possible, include each of the Placement Agent and its designee as an insured under such policy.

         5.6 Right of First Refusal. The Company hereby grants the Placement Agent a right of first refusal to manage or co-manage any underwriting or private placement of debt or equity securities of the Company or any subsidiary or successor of the Company for which the Company engages the services of an investment banker during the period commencing on the date of the Closing and terminating on the three-year anniversary of the Closing. If the Placement Agent fails to accept in writing any such proposal for such public or private sale within 30 days after receipt of a written notice from the Company containing such proposal, then the Placement Agent shall have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company shall adopt the same procedure as with respect to the original proposed public or private sale.

         5.7 Transfer Sheets. Upon Placement Agent's reasonable request, the Company shall provide Placement Agent with copies of the Company's daily stock transfer sheets and lists of the beneficial and record holders of the Company's securities from the Company's transfer agent and the Weekly Position Listings from the Depository Trust Company, at the Company's sole cost and expense.

         5.8 Transfer Restrictions. The Company agrees not to permit or cause a private or public sale or private or public offering of any securities of the Company (in any manner, including pursuant to Rule 144 under the Act) that are owned or to be owned of record, or beneficially by the Insiders or by any family members or affiliate of such persons for a period commencing on July 26, 2000 and terminating twelve months after the Effective Date (as defined in the Subscription Agreement) without obtaining the prior written approval of the Placement Agent. The Company shall cause the Insiders to execute an agreement ("Lock-Up Agreement") with the Placement Agent regarding such restrictions. The Lock-Up Agreements shall also provide that each Insider agrees, that during such twelve month period, the Placement Agent shall have the right to purchase for the Placement Agent's own account or to sell for the account of such selling Insider or by any family member or affiliate of such persons, any securities of the Company sold by such persons. Such Insider will consult with the Placement Agent with regard to any such sales and will offer the Placement Agent the exclusive opportunity to purchase or sell such securities on terms at least as favorable to the selling Insider, family member or affiliate as he, she or it can secure elsewhere. If the Placement Agent fails to accept in writing any such proposal for such public or private sale within 10 days after receipt of a written notice from such Insider containing such proposal, then the Placement Agent shall have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Insider shall adopt the same procedure as with respect to the original proposed public or private sale.

         5.9 Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

         5.10 Accuracy of Representations and Warranties. The Company hereby agrees that, prior to the Termination Date or the Closing, as the case may be, it will not enter into any transaction or take any action, and will use its best efforts to prevent the occurrence of any event, that could result in any of its representations, warranties or covenants contained in this Agreement or any of the Offering Documents not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

         5.11 Reservation of Shares. If the Company becomes obligated to issue any Extra Warrants, it will promptly reserve with its transfer agent and register the number of shares of Common Stock issuable upon exercise thereof.

         5.12 Registration Statements. During the period commencing on the Closing and terminating on the twelve-month anniversary of the date the Registration Statement registering the securities being sold in the Offering is declared effective by the Commission ("Effective Date"), the

Company will not, without the Placement Agent's consent, (i) allow any registration statement (other than those on Forms S-4 or S-8 and post effective amendments) to be declared effective or (ii) consummate any offering of its equity securities under Regulation D or Regulation S with respect to which the Company becomes obligated to file a registration statement within 12 months of the Effective Date; provided, however, that this restriction shall not apply to registration statements or private offerings in connection with a strategic partnership, joint venture or similar arrangement.

         5.13 Press Release. Commencing on July 26, 2000 and continuing until five days after the Closing, the Company will not issue a press release or engage in any other publicity without the Placement Agent's prior written consent, which shall not be unreasonably withheld. The Placement Agent agrees to respond to the Company within 24 hours of receipt of any proposed press release.

         5.14 Registration Rights. As additional consideration for the Agreement and the transactions contemplated hereby and as set forth in each subscriber's Subscription Agreement and the Placement Agent's Option, the Company agrees with the Placement Agent and will agree with each subscriber to grant such persons the registration rights set forth in the Placement Agent's Option and the Subscription Agreements.

         5.15 Internet Accessibility. The Company will cooperate with the Placement Agent and afford it an Internet interview per quarter after the Offering (including a video broadcast) in form and at the reasonable request of the Placement Agent other than if such Internet interview would violate applicable securities laws in the opinion of counsel to the Placement Agent and the Company.

         5.16 Listing Requirements. The Company hereby agrees that, within six months following the Closing, the Company will take all actions necessary to list all of the securities that have not been listed on Nasdaq Stock Market Notification Form for Listing of Additional Shares, filed with Nasdaq on July 26, 2000.

6.       Indemnification and Contribution.

         6.1 Indemnification of the Placement Agent by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Placement Agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or (B) in any blue sky application or other document executed by the Company specifically for blue sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) any breach by the Company of any of its representations, warranties or covenants contained herein or in any of the Offering Documents, or
(iii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between the Placement Agent and the Company or the Placement Agent and a third party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding the Placement Agent that is furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by the Placement Agent of the representations, warranties or covenants contained herein (together, (i) and (ii) above are referred to as the "Placement Agent Non-Indemnity Events"), or
(iii) a Selected Dealer Non-Indemnity Event, as defined below.

         6.2 Indemnification of the Company by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Placement Agent Non-Indemnity Event; and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Placement Agent Non-Indemnity Event.

         6.3 Indemnification of the Selected Dealers by the Company. The Company agrees to indemnify and hold harmless each Selected Dealer and each person, if any, who controls a Selected Dealer within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selected Dealer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or (B) in any Blue Sky Application, (ii) any breach by the Company of any of its representations, warranties or covenants contained herein or in any of the Offering Documents, or
(iii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Selected Dealer and each such controlling person for any legal or other expenses reasonably incurred by such Selected Dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between such Selected Dealer and the Company or such Selected Dealer and a third party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding such Selected Dealer specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by such Selected Dealer of the representations, warranties or covenants contained herein together, (i) and (ii) above are referred to as the "Selected Dealer Non-Indemnity Events") or (iii) a Placement Agent Non-Indemnity Event.

         6.4 Indemnification of the Company by the Selected Dealers. The Selected Dealers, severally and not jointly, agree to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Selected Dealer Non-Indemnity Event; and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Selected Dealer Non-Indemnity Event.

         6.5 Procedure. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

         6.6      Contribution. If the indemnification provided for in this
Section 6 is unavailable to any indemnified party (other than as a result of the failure to notify the indemnifying party as provided in Section 6.5 hereof) in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent or Selected Dealer, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and of the Placement Agent or Selected Dealer, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent or Selected Dealer, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions and the nonaccountable expense allowance, but before deducting other expenses) received by the Company bear to the commissions and nonaccountable expense allowance received by the Placement Agent or Selected Dealer. The relative fault of the Company, on the one hand, and the Placement Agent or Selected Dealer, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, on the one hand, and the Placement Agent or Selected Dealer, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         6.7 Equitable Considerations. The Company, the Placement Agent and each Selected Dealer agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

         6.8      Attorneys' Fees. The amount payable by a party under this
Section 6 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).

7. Termination. Placement Agent reserves the right not to proceed with the Offering for any reason, including if: (i) material adverse information known to management and not previously disclosed to Placement Agent by the Company comes to the Placement Agent's attention relating to the Company, its management or its position in the industry which would preclude a successful Offering; (ii) a material adverse change not yet reported in the Company's public filings has occurred in the financial condition, business or prospects of the Company; or (iii) the Company has breached any of its material representations, warranties or obligations hereunder, or failed to expeditiously proceed with the Offering. If Placement Agent elects not to proceed with the Offering as a result of the conditions enumerated in either of clauses (i) or (iii) above, or (except as provided in the next sentence) if the Company elects not to proceed with the Offering for any reason, then the Company, in full satisfaction of its obligations to Placement Agent hereunder (other than with respect to the payment of "Source Fees," described below), shall reimburse Placement Agent in full for its reasonable out-of-pocket expenses (including, without limitation, its legal fees and disbursements), against which the Deposit shall be applied as a credit and, in addition, pay to Placement Agent a fee of $150,000 ("Break-up Fee"). Notwithstanding anything contained herein to the contrary, if (a) the Closing does not occur within 90 days of the Commencement Date through no fault of the Company (it being deemed to be the Company's "fault" if it refuses to accept subscriptions from qualified investors sufficient to have a Closing), or (b) the Offering requires stockholder approval under NASD Marketplace Rule 4310, then the Company may elect to abandon the Offering. In such event, or in the event Placement Agent elects not to proceed with the Offering other than as a result of the condition enumerated in clauses (i) or (iii) above, Placement Agent shall be entitled to be reimbursed for its expenses, including legal fees and disbursements, and shall apply the Deposit against such expenses to the extent provided in Section 4.4 hereof (non-accountable), but the Company shall not be liable to Placement Agent for any other expenses or the Break-up Fee. Notwithstanding anything contained herein to the contrary, whether or not the Offering is consummated, the Company shall pay to Placement Agent the commissions referenced herein ("Source Fees") with respect to, and based on, any investment in the Company by any "Source" (as defined below) made at any time within 24 months after July 26, 2000. A Source shall be any person whose name had not been first provided to the Placement Agent in writing by the Company and who shall have received a copy of the Memorandum from Placement Agent in connection with the Offering.

8. Notices. Any notice hereunder shall be in writing and shall be effective when delivered in person or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses: if to the Placement Agent, to EarlyBirdCapital, Inc., One State Street Plaza, New York, New York 10004,
Attention: Steven Levine (fax no. (212) 509-5186); with a copy to Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, Attention: David Alan Miller, Esq. (Fax No. (212) 818-8881); if to the Company, to Video Network Communications, Inc. 50 International Drive, Portsmouth, New Hampshire 03801,
Attention: Robert H. Emery, Chief Financial Officer and Vice President, Administration; with a copy to Shaw Pittman, 1676 International Drive, McLean, Virginia 22102, Attention: Ellen Canan Grady, Esq., (Fax No. (703) 790-7901); or, in each case, to such other address as the parties may hereinafter designate by like notice.

9. Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party. This Agreement is intended to be, and is, for the sole and exclusive benefit of the parties hereto and the persons described in Sections 6.1 through 6.4 hereof and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement.

10. Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

11. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

12. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

13. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

14. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of this Agreement are superseded by this Agreement.

15. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

16. Law. Pursuant to Section 5-401 of the New York General Obligation Law, this Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York. The Company and the Placement Agent each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and the Placement Agent further agree to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon either of them mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process in any such suit, action or proceeding.

17. Representations, Warranties and Covenants to Survive Delivery. The respective representations, indemnities, agreements, covenants, warranties and other statements of the Company and the Placement Agent shall survive execution of this Agreement and delivery of the Units and/or the termination of this Agreement prior thereto.

         If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                  Very truly yours,

                                  VIDEO NETWORK COMMUNICATIONS, INC.


                                  By:
                                     -------------------------------------------
                                       Robert H. Emery, Chief Financial Officer,
                                       Vice President, Administration


AGREED:

EARLYBIRDCAPITAL, INC.

By:
   -----------------------------------------
    Steve Levine, Vice President

                                                                       EXHIBIT A



                             FORM OF PURCHASE OPTION